UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 5, 2010 (April 30, 2010)
(Date of Report (date of earliest event reported))

Hughes Network Systems, LLC
(Exact name of Registrant as specified in its charter)

Delaware	333-138009	11-3735091
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee IdentificationNumber)

11717 Exploration Lane Germantown, Maryland 20876
(Address of principal executive office and Zip code

 (301) 428-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -- Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

   On April 30, 2010, Hughes Network Systems, LLC (the "Company') entered into a Launch Services Agreement (the "Agreement") with Arianespace for the launch of the Company's next-generation Jupiter satellite. Pursuant to the Agreement, the Ariane 5 heavy launcher will launch the Jupiter satellite into geosynchronous transfer orbit from Europe's Spaceport in Kourou, French Guiana.  The total price for the launch under the Agreement is expected to be approximately $118.5 million.  The launch date is projected for the first half of 2012.

Section 2 – Financial Information
Item 2.02 Results of Operations and Financial Condition.

    On May 5, 2010, Hughes Communications, Inc. (“HCI”), the parent of the Company issued a press release announcing certain financial results of HCI and the Company for the quarter ended March 31, 2010.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Section 9 – Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibit to this Current Report on Form 8-K is listed on the Exhibit Index on page 4 hereof, which is incorporated by reference in this Item 9.01(d).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hughes Network Systems, LLC

Date: May 5, 2010	By:	/s/ Dean A. Manson
	Name:	Dean A. Manson
	Title:	Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated May 5, 2010 issued by Hughes Communications, Inc. regarding financial results of Hughes Communications, Inc. and Hughes Network Systems, LLC for the quarter ended March 31, 2010.